Exhibit 99.1

NeOnc Technologies Appoints David Choi as Chief Accounting Officer

CALABASAS, Calif., March 13, 2026 (GLOBE NEWSWIRE) — NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company developing novel therapies for central nervous system (CNS) cancers, has appointed David Choi as Chief Accounting Officer. In this role, Mr. Choi is responsible for overseeing the Company’s accounting, financial reporting, internal controls, and corporate governance functions as NeOnc advances its clinical-stage biotechnology platform and expands its global operations.

“David’s extensive expertise in technical accounting and financial reporting for public companies comes at a pivotal time for NeOnc,” said Amir Heshmatpour, Chairman and CEO of NeOnc. “As we accelerate our clinical trials and prepare for the next stages of corporate growth, maintaining rigorous financial controls and governance is essential. David’s proven track record at top-tier advisory firms makes him an invaluable addition to our leadership team as we strive to deliver novel therapies to patients with CNS cancers.”

“I am honored to join NeOnc at such an exciting inflection point in its development,” said Mr. Choi. “NeOnc is doing vital work in the fight against aggressive brain cancers, and I look forward to applying my experience in financial infrastructure and compliance to support the Company’s strategic objectives. My focus will be on ensuring we have the robust financial foundation necessary to support our clinical advancements and drive long-term value for our shareholders.”

Mr. Choi has more than a decade of experience in accounting, financial reporting, and internal controls for both public and private companies. Prior to joining NeOnc, Mr. Choi was a Director at Blythe Global Advisors, where he advised companies across multiple industries on technical accounting matters, SEC reporting, and SOX compliance. He led engagements involving financial reporting transformation, internal control design and implementation, and accounting for complex transactions including equity instruments, debt financing, and business combinations.

Earlier in his career, Mr. Choi held positions at Grant Thornton and Ernst & Young, where he provided assurance and advisory services to public and private companies. His experience includes financial statement audits, technical accounting advisory, and SOX readiness and compliance for internal controls over financial reporting.

Mr. Choi is a Certified Public Accountant (CPA). He holds a Master of Professional Accountancy and a Bachelor of Arts in Business Economics with a minor in Accounting from the University of California, Irvine.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Please refer to the “Risk Factors” section of our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 as filed with the Securities and Exchange Commission, along with other cautionary language in that report and risk factors and other cautionary language in our subsequent filings with the Securities and Exchange Commission, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the fact that results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials, announced or published data from our clinical trials may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data and our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412